Ex 99.01- Amended Certificate of Inc.



STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

POP N GO, INC.

A corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware. DOES HEREBY CERTIFY: FIRST: That at a meeting of the Board of Directors of _ POP N
GO, INC._
Resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Article Fourth" so that, as amended, said Article shall read as follows: The corporation is authorized to issue a total of Three Hundred Million (300,000,000) shares of common stock at a .001 per value.
SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment. THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment. IN WITNESS WHEREOF, said POP N GO,
INC.Has caused this certificate to be signed
by:

Melvin Wyman, an Authorized Officer, this 8th day June, 2004


By:/s/ Melvin Wayman
   --------------------
      Authorized Officer

Title:CEO
Name: Melvin Wayman


State of Delaware
Secretary of State
Division of Corporations
Delivered 09:12 AM 06/10/2004
Filed 09:12 AM 06/10/2004
SRV 040429387 - 2673863 FILE

/s/ Harriet Smith Windson- State of Delware